PROXY                        PRICE ENTERPRISES, INC.                       PROXY
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON             , 2001

The undersigned stockholder(s) of Price Enterprises, Inc., a Maryland corporation ("Enterprises"), hereby constitutes and appoints Gary B. Sabin and Richard B. Muir, and each of them, as attorneys and proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of
Stockholders of Enterprises to be held on         , 2001 and any adjournment or
postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Joint Proxy Statement/Prospectus and revokes any proxy heretofore given with respect to such meeting.

EACH PROPOSAL IS MORE FULLY DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS THAT ACCOMPANIES THIS PROXY. YOU ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL.

Proposal 1. To approve the issuance of shares of Enterprises common stock pursuant to a merger agreement by and among Enterprises, PEI Merger Sub, Inc., a wholly-owned subsidiary of Enterprises, and Excel Legacy Corporation ("Legacy"). In the merger, PEI Merger Sub will merge with and into Legacy and Legacy will become a wholly-owned subsidiary of Enterprises. Each share of Legacy common stock outstanding immediately prior to the merger will be converted into
            0.6667 of a share of Enterprises common stock. In addition, outstanding Legacy stock options will be assumed by the combined company, Price Legacy Corporation, as adjusted to reflect the exchange ratio. The merger is condition on the approval of the Enterprises merger charter amendments, as described in proposal 3, the Enterprises option plan, as described in proposal 5, and other items specified in the merger agreement.

          / /  FOR             / /  AGAINST             / /  ABSTAIN

Proposal 2. To approve the sale of 19,666,754 shares of a new class of
            Enterprises preferred stock, 9% Series B Junior Convertible Redeemable Preferred Stock, to Warburg, Pincus Equity Partners, L.P. and some other persons. The sale of the Enterprises Series B preferred stock is conditioned on the completion of the merger, the approval of the Enterprises issuance charter amendments, as described in proposal 4, and other items specified in the securities purchase agreement.

          / /  FOR             / /  AGAINST             / /  ABSTAIN

Proposal 3. To approve amendments to Enterprises' charter to (A) change the name of Enterprises to Price Legacy Corporation, (B) increase the number of authorized shares of capital stock from 100,000,000 to 150,000,000 and (C) reconstitute Enterprises' board of directors. These amendments, the Enterprises merger charter amendments, are conditioned on the completion of the merger.

          / /  FOR             / /  AGAINST             / /  ABSTAIN

Proposal 4. To approve amendments to Enterprises' charter to (A) effect the
            Enterprises merger charter amendments described in clauses (A) and
            (B) of proposal 3, (B) designate the Enterprises Series B preferred stock, (C) reconstitute Enterprises' board of directors and
            (D) make other changes. These amendments, the Enterprises issuance charter amendments, are conditioned on both the completion of the merger and on the completion of the sale of the Enterprises
            Series B preferred stock.

          / /  FOR             / /  AGAINST             / /  ABSTAIN

Proposal 5. To approve and adopt the Price Enterprises, Inc. 2001 Stock Option and Incentive Plan. The adoption of the Enterprises option plan is conditioned on the completion of the merger.

          / /  FOR             / /  AGAINST             / /  ABSTAIN

                             (CONTINUED ON THE OTHER SIDE)

                              (CONTINUED FROM THE OTHER SIDE)

Proposal 6. To elect five persons to Enterprises' board of directors to serve a one-year term or until their successors have been duly elected and qualified. The nominees for election are:

                                                                  ENTERPRISES SERIES A PREFERRED STOCK AND ENTERPRISES
       ENTERPRISES SERIES A PREFERRED STOCK NOMINEES                             COMMON STOCK NOMINEES
------------------------------------------------------------  ------------------------------------------------------------
                      James F. Cahill                                               Richard B. Muir
                      Murray Galinson                                                Gary B. Sabin
                        Jack McGrory

    To the extent this proxy represents votes entitled to be cast by the holders of the Enterprises Series A preferred stock, this proxy will be voted as directed below on the election of each of the nominees. To the extent this proxy represents votes entitled to be cast by the holders of the Enterprises common stock, this proxy will be voted as directed below on the election of only the nominees designated as the Enterprises Series A Preferred Stock and Enterprises Common Stock Nominees.

           FOR ALL nominees listed above (except as indicated to the
   / /       contrary below)                                                / /

           WITHHOLD AUTHORITY to vote for all nominees listed above
   / /

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6.

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

All other proxies heretofore given by the undersigned to vote shares of stock of Enterprises, which the undersigned would be entitled to vote if personally present at the annual meeting or any adjournment or postponement thereof, are hereby expressly revoked.

PLEASE DATE THIS PROXY AND SIGN IT EXACTLY AS YOUR NAME OR NAMES APPEAR BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SHARES ARE HELD BY A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SHARES ARE HELD BY A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

                                           _____________________________________

                                           _____________________________________
                                                       Signature(s)

                                           Dated:  _______________________, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRICE ENTERPRISES, INC. PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE POSTAGE-PAID ENVELOPE ENCLOSED. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.